Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-10	Form F-3
(Form Type)	(Form Type)
Thomson Reuters Corporation	TR Finance LLC
Thomson Reuters Applications Inc.
Thomson Reuters (Tax & Accounting) Inc.
West Publishing Corporation
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)

Fees to Be Paid	Debt	Debt Securities of Thomson Reuters Corporation	457(o)	(1)	(1)	(2)	0.0000927	(3)

	Debt	Debt Securities of TR Finance LLC	457(o)	(1)	(1)	(2)	0.0000927	(3)

	Debt	Guarantees of Debt Securities of TR Finance LLC	457(n)	(4)	(4)	(4)	0.0000927	(4)

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$3,000,000,000		$278,100

	Total Fees Previously Paid							—

	Total Fee Offsets							$278,100

	Net Fee Due							—

(1)

There are being registered under this registration statement on Form F-10 and Form F-3 (this “Registration Statement”) such indeterminate number of debt securities of Thomson Reuters Corporation (“TRC”) and TR Finance LLC (together with TRC, the “Debt Issuers”) in an aggregate principal amount of up to US$3,000,000,000, together with (i) in the case of debt securities issued by TR Finance LLC, the full and unconditional guarantee by TRC; and (ii) in the case of debt securities issued by either of the Debt Issuers, subsidiary guarantees by one or more of each of Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation (collectively, together with the Debt Issuers, the “Registrants”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the debt securities to be sold by the Debt Issuers. In no event will the aggregate principal amount of all debt securities sold by the Debt Issuers from time to time pursuant to this Registration Statement exceed US$3,000,000,000.

(3)

On June 23, 2020, the Registrants filed a registration statement on Form F-10 and Form F-3 (File No. 333–239390) (the “Prior Registration Statement”), amended on July 6, 2020 and declared effective on July 10, 2020, to register debt securities in an aggregate principal amount of up to US$3,000,000,000 and a registration fee of US$389,400 was payable in connection therewith, of which the Registrants carried over filing fees of US$166,250 (consisting of US$44,500 in unused registration fees from the Registration Statement on Form F-10 (File No. 333-210327) initially filed on March 22, 2016, together with $121,750 of unused registration fees from the Registration Statement on Form F-10 (File No. 333-225722) initially filed on June 19, 2018 (the “2018 Registration Statement”)), and paid US$223,150 in connection with the filing of the Prior Registration Statement. All of debt securities registered under the Prior Registration Statement remain unsold and unissued, which unsold and unissued debt securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act, a total of US$278,100 of previously paid filing fees are being offset against the total registration due for this Registration Statement, consisting of (i) US$54,950 of unused registration fees from the 2018 Registration Statement that were previously carried forward to the Prior Registration Statement and (ii) US$223,150 that had been paid in connection with the filing of the Prior Registration Statement. Accordingly, no registration fees are payable herewith.

(4)	The guarantees being registered hereon are being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Thomson Reuters Corporation, TR Finance LLC, Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation	F-10 and Form F-3	333–239390	June 23, 2020		$278,100 (1)	Debt	(2)	Debt Securities (2)	$3,000,000,000

Fee Offset Sources	Thomson Reuters Corporation, TR Finance LLC, Thomson Reuters Applications Inc., Thomson Reuters (Tax & Accounting) Inc. and West Publishing Corporation	F-10 and Form F-3	333–239390		June 23, 2020						$223,150

Fee Offset Sources	Thomson Reuters Corporation	F-10	333-225722		June 19, 2018						$54,950

(1)

On June 23, 2020, the Registrants filed the Prior Registration Statement to register debt securities in an aggregate principal amount of up to US$3,000,000,000 and a registration fee of US$389,400 was payable in connection therewith, of which the Registrants carried over filing fees of US$166,250 (consisting of US$44,500 in unused registration fees from the Registration Statement on Form F-10 (File No. 333-210327) initially filed on March 22, 2016, together with $121,750 of unused registration fees from the 2018 Registration Statement), and paid US$223,150 in connection with the filing of the Prior Registration Statement. All of debt securities registered under the Prior Registration Statement remain unsold and unissued, which unsold and unissued debt securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act, a total of US$278,100 of previously paid filing fees are being offset against the total registration due for this Registration Statement, consisting of (i) US$54,950 of unused registration fees from the 2018 Registration Statement that were previously carried forward to the Prior Registration Statement and (ii) US$223,150 that had been paid in connection with the filing of the Prior Registration Statement. The Registrant(s) have terminated or completed any offerings that included the unsold securities under the Prior Registration Statement and the 2018 Registration Statement.

(2)

The Registrants registered under the Prior Registration Statement such indeterminate number of debt securities of the Debt Issuers (and guarantees thereof) in an aggregate principal amount of up to US$3,000,000,000. Moreover, TRC registered under the 2018 Registration Statement such indeterminate number of debt securities of TRC in an aggregate principal amount of up to US$3,000,000,000.